Exhibit 10.1

CUBESMART

EXECUTIVE DEFERRED COMPENSATION PLAN

Amended and Restated as of August 1, 2023

TABLE OF CONTENTS

PAGE

ARTICLE 1 PURPOSE1

ARTICLE 2 DEFINITIONS1

2.1Base Salary1

2.2Board1

2.3Bonus1

2.4Code1

2.5Company1

2.6Company Stock Fund1

2.7Compensation Committee2

2.8Deferred Compensation2

2.9Deemed Investment Options2

2.10Distribution Account2

2.11Distribution Option2

2.12Election Agreement2

2.13Employee2

2.14Employer2

2.15Equity Compensation2

2.16Equity Plan2

2.17In-Service Distribution Account2

2.18In-Service Distribution Option2

2.19Matching Deferred Compensation2

2.20Nonelective Deferred Compensation3

2.21Participant3

2.22Plan3

2.23Plan Administrator3

2.24Plan Year3

2.25Retirement3

2.26Retirement Distribution Account3

2.27Retirement Distribution Option3

2.28Trust3

ARTICLE 3 PARTICIPATION3

3.1Eligibility3

3.2Participation3

ARTICLE 4 BENEFITS3

4.1Deferred Compensation3

4.2Matching Deferred Compensation4

4.3Nonelective Deferred Compensation4

4.4Election Procedures4

4.5Limited Redeferral5

(i)

ARTICLE 5 DISTRIBUTION ACCOUNTS6

5.1Participant Accounts6

5.2Returns on Distribution Accounts6

5.3Deemed Investment Options6

5.4Changes in Deemed Investment Options7

5.5Valuation of Accounts7

5.6Statement of Accounts7

5.7Distributions from Accounts7

5.8Deemed Company Stock Fund7

5.9Equity Compensation8

ARTICLE 6 DISTRIBUTIONS8

6.1Retirement Distribution Option8

6.2In-Service Distribution Option8

6.3Distribution Limitations8

ARTICLE 7 BENEFITS TO PARTICIPANTS9

7.1Benefits Under the Retirement Distribution Option9

7.2Benefits Under the In-Service Distribution Option9

ARTICLE 8 SURVIVOR BENEFITS10

8.1Death of Participant Prior to the Commencement of Benefits10

8.2Survivor Benefits Under the Retirement Distribution Option10

8.3Survivor Benefits Under the In-Service Distribution Option11

8.4Death of Participant After Benefits Have Commenced11

ARTICLE 9 EMERGENCY BENEFIT11

ARTICLE 10 ADMINISTRATION12

10.1Plan Administrator12

10.2Appointment of Administrative Committee12

10.3Powers of Plan Administrator12

10.4Limitation of Liability13

10.5Claims Procedures13

ARTICLE 11 MISCELLANEOUS13

11.1Unfunded Plan13

11.2Spendthrift Provision14

11.3Employment Rights14

11.4Designation of Beneficiary14

11.5Withholding of Taxes15

11.6Amendment or Termination15

11.7No Fiduciary Relationship Created15

11.8Release15

11.9No Warranty or Representation15

11.10Construction15

11.11Governing Law15

11.12Counterparts15

(ii)

11.13American Jobs Creation Act of 200416

(iii)

CUBESMART EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE 1
PURPOSE

The CubeSmart Executive Deferred Compensation Plan (the “Plan”) has been established for the purpose of providing deferred compensation to eligible employees and is intended to be a non-qualified deferred compensation arrangement for a select group of management and highly compensated employees.  The Plan was originally adopted by the Board on November 3, 2006, was amended and restated as of January 1, 2007, and is hereby further amended and restated as of August 1, 2023.

ARTICLE 2
DEFINITIONS

The following terms shall have the following meanings described in this Article unless the context clearly indicates another meaning. All references in the Plan to specific Articles or Sections shall refer to Articles or Sections of the Plan unless otherwise stated.

2.1 Base Salary means for a Plan Year the annual cash compensation relating to services performed during such Plan Year, whether or not paid in such Plan Year or included on the Federal Income Tax Form W-2 for such year, excluding bonuses, commissions, overtime, special awards, tax planning stipends, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Section 125, 402(e)(3), 402(h), or 403(b) pursuant to any plan established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.
2.2 Board means the Board of Trustees of the Company.
2.3 Bonus means for a Plan Year any compensation payable to a Participant in the Plan Year as a cash incentive bonus based on metrics determined by the Board or the Company’s CEO, whether or not paid in a calendar year or included on the Federal Income Tax Form W-2 for a calendar year.
2.4 Code means the Internal Revenue Code of 1986, as amended.
2.5 Company means CubeSmart (f/k/a U-Store-It Trust), a Maryland real estate investment trust.
2.6 Company Stock Fund means the deemed “company stock fund” investment option provided in the Company’s qualified defined contribution plan.

2.7 Compensation Committee means the Compensation Committee of the Board or, at any time that no such committee exists, the Board.
2.8 Deferred Compensation means the portion of a Participant’s Base Salary, Bonus, or Equity Compensation allocated to the Participant’s Retirement Distribution Account or an In-Service Distribution Account in accordance with Section 4.1 of the Plan.
2.9 Deemed Investment Options means the deemed investment options selected by the Participant from time to time pursuant to which deemed earnings are credited to the Participant’s Distribution Accounts.
2.10 Distribution Account means, with respect to a Participant, the Retirement Distribution Account and/or the In-Service Distribution Account established on the books of account of the Company, pursuant to Section 5.1, for each Plan Year.
2.11 Distribution Option means the two distribution options that are available under the Plan, consisting of the Retirement Distribution Option and the In-Service Distribution Option.
2.12 Election Agreement means the written agreement entered into by an Employee, which shall be irrevocable, pursuant to which the Employee becomes a Participant in the Plan and makes an election relating to Deferred Compensation and the period over which Deferred Compensation, Matching Deferred Compensation, and Nonelective Deferred Compensation and investment return thereon will be paid.
2.13 Employee means any management or highly compensated employee or any Employer.
2.14 Employer means the Company and each other corporation in a controlled group of corporations (under Code Section 414(b)) of which the Company is a member that, with the authorization of the Board, adopts the Plan for the benefit of its employees pursuant to resolution of its board of directors.
2.15 Equity Compensation means any equity-based award granted to any Employee pursuant to the Equity Plan, as amended from time to time, or any similar plan, program, or agreement, in each case that is eligible for deferred payment or settlement in accordance with an Election Agreement entered into pursuant to this Plan.
2.16 Equity Plan means the Company’s 2007 Equity Incentive Plan, as amended from time to time.
2.17 In-Service Distribution Account means the Distribution Account maintained for a Participant for each Plan Year to which Deferred Compensation is credited pursuant to the In-Service Distribution Option.
2.18 In-Service Distribution Option means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.2.
2.19 Matching Deferred Compensation means a Participant’s matching deferred compensation allocated to the Participant’s Account as further described in Section 4.2.

2.20 Nonelective Deferred Compensation means a Participant’s nonelective deferred compensation allocated to the Participant’s Account as further described in Section 4.3.
2.21 Participant means an Employee or former Employee who has met the requirements for participation under Section 3.1 and who is or may become eligible to receive a benefit from the Plan or whose beneficiary may be eligible to receive a benefit from the Plan.
2.22 Plan means the plan, the terms and provisions of which are herein set forth, and as it may be amended or restated from time to time, designated as the “CubeSmart Executive Deferred Compensation Plan.”
2.23 Plan Administrator means the Company.
2.24 Plan Year means each calendar year during which the Plan is in effect.
2.25 Retirement means a Participant’s separation from service with the Company (for reasons other than death) at or after age 55.
2.26 Retirement Distribution Account means the Distribution Account maintained for a Participant to which Deferred Compensation, Matching Deferred Compensation, and Nonelective Deferred Compensation are credited pursuant to the Retirement Distribution Option.
2.27 Retirement Distribution Option means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.1.
2.28 Trust means any domestic trust that may be maintained in the United States pursuant to Section 11.1.
ARTICLE 3
PARTICIPATION
3.1 Eligibility
. An Employee shall be eligible to participate in the Plan if he or she is an Employee designated as eligible by the Compensation Committee. Individuals not specifically designated by the Compensation Committee are not eligible to participate in the Plan.
3.2 Participation
. An Employee shall become a Participant as of the date he or she satisfies the eligibility requirements of Section 3.1 and completes all administrative forms required by the Plan Administrator. A Participant’s participation in the Plan shall terminate upon termination of employment with the Company and all direct and indirect subsidiaries of Company or upon such other events as determined by the Compensation Committee.
ARTICLE 4
BENEFITS
4.1 Deferred Compensation
. Subject to any limitations established by the Compensation Committee or the Plan Administrator and in accordance with the procedures described in Section 4.4, a Participant may elect for a Plan Year to have his or her Base Salary, Bonus, and/or Equity Compensation deferred in any amount, expressed as a percentage, and to have that amount credited to his or her Retirement Distribution Account or In-Service Distribution Account as Deferred Compensation. Deferred Compensation shall be credited to a Participant’s Accounts on such schedule as the Plan Administrator shall determine.

4.2 Matching Deferred Compensation
.  There shall be credited to each Participant’s Account for each Plan Year a Matching Deferred Compensation amount equal to the total matching contribution that such Participant would have received under the Company’s qualified defined contribution plan for the Plan Year without regard to the limitations imposed thereon under Sections 402(g), 415 and 417 of the Code less the actual matching contribution that such Participant received under the Company’s qualified defined contribution plan for the Plan Year, or such other amount as may be established from time to time by action of the Board, provided such Participant has made the maximum elective deferrals to the Company’s qualified defined contribution plan as permitted under the terms of such plan.  Matching Deferred Compensation shall be credited to a Participant’s Retirement Distribution Account on such schedule as the Plan Administrator shall determine.
4.3 Nonelective Deferred Compensation
.  The Compensation Committee may in its discretion determine for any Plan Year to make an additional credit to a Participant’s Retirement Distribution Account as Nonelective Deferred Compensation, which amount may be a different amount or percentage (including no amount) for each Participant, as the Compensation Committee shall in its sole and absolute discretion determine. Nonelective Deferred Compensation shall be credited to a Participant’s Retirement Distribution Account monthly or on such other schedule as the Compensation Committee shall determine.
4.4 Election Procedures
.
(a)Except as provided in paragraphs (b) and (c) below, compensation for services performed during a taxable year may be deferred at the Participant’s election only if the election to defer such compensation is made not later than the close of the preceding taxable year.
(b)In the case of the first Plan Year in which a Participant becomes eligible to participate in the Plan, the Participant’s election with respect to amounts deferred pursuant to Sections 4.1 and 4.2 may be made with respect to services to be performed subsequent to the election within 30 days after the date on which the Participant becomes eligible to participate in the Plan.
(c)In the case of any performance-based compensation (as defined in Treas. Reg. § 1.409A-1(e)) based on a performance period of at least 12 months as determined by the Plan Administrator in accordance with Code Section 409A, an election may be made no later than six months before the end of the period as permitted in accordance with Treas. Reg. § 1.409A-2(a)(8).
(d)Each Participant shall on his or her Election Agreement with respect to each Plan Year (i) specify the percentage of Base Salary and/or the percentage of Bonus and/or the percentage of Equity Compensation that the Participant elects to defer for such Plan Year; (ii) allocate his or her deferrals between the In-Service Distribution Option and the Retirement Distribution Option in increments of ten percent, provided, however, that 100 percent of such deferrals may be allocated to one or the other of the Distribution Options; (iii) with respect to amounts allocated to the Retirement Distribution Option for such Plan Year plus investment return credited to such amounts, elect whether such amounts will be paid in a single lump sum or in annual installments payable over five, ten, or fifteen years upon the Participant’s termination of employment with the Company; and (iv) with respect to amounts allocated to the In-Service Distribution Option for the Plan Year, elect the time and manner of distribution from among the options described in Section 7.2.  Moreover, a Participant may specify in his or her Election Agreement that distribution of his or her Distribution Accounts are to be made upon the occurrence of a change in control event within the meaning of Code Section 409A and the regulations thereunder, notwithstanding any other election made hereunder.
(e)A Participant can change his or her Election Agreement, and an eligible Employee who is not a Participant may become a Participant, as of any January 1 by completing, signing and filing an Election Agreement with the Plan Administrator not later than the preceding December 31 (subject, however, to the provisions of paragraph (b) above in the case of a Participant who becomes newly eligible during the Plan Year and the provisions of paragraph (c) above in the case of performance-based compensation). A Participant who does not complete a new Election Agreement for a Plan Year will be deemed to have elected not to have any Deferred Compensation for the Plan Year and will be deemed to have elected a single lump sum method of payment for any Nonelective Deferral Compensation for such Plan Year.  If any amount is credited to the Distribution Account of Participant with respect to which no timely election concerning method of payment has been made, such amount shall be payable in the single lump sum method of payment.
(f)An election of Deferred Compensation shall be irrevocable on the first day of the Plan Year (or other period) to which it relates, except that in the case of a hardship distribution within the meaning of Treas. Reg. §1.401(k)-1(d)(3), the election may be canceled for the remainder of the Plan Year.
(g)All Election Agreements must be in a form acceptable to the Plan Administrator and shall be completed, signed, and filed with the Plan Administrator as provided herein.
4.5 Limited Redeferral
.  A Participant who has made an effective election under Section 4.4 may make a subsequent election to delay payment or commencement of payment of such amount for a period of five (5) years from the date such payment would otherwise have been made or commenced, including a change in the form of a payment in accordance with the following provisions, subject to such administrative rules and procedures as may be established by the Compensation Committee:
(a)the subsequent election shall not take effect until 12 months after the date on which it is made;
(b)payment in the form of installments over a period of five years may be elected; and

(c)in the case of an In-Service Distribution Account, the subsequent election shall be made not less than 12 months before the first scheduled date of payment of such amount as irrevocably elected by the Participant in the Election Agreement pursuant to which such In-Service Distribution Account was established, or pursuant to a subsequent redeferral pursuant to this Section 4.5.
ARTICLE 5
DISTRIBUTION ACCOUNTS
5.1 Participant Accounts
. The Plan Administrator shall establish separate Distribution Accounts with respect to a Participant for each Distribution Option.  A Participant’s Distribution Accounts shall consist of the Retirement Distribution Account and one or more In-Service Distribution Accounts.  A Participant’s Distribution Accounts shall be maintained by the Plan Administrator in accordance with the terms of this Plan until all of the Deferred Compensation, Matching Deferred Compensation, and Nonelective Deferred Compensation, and investment return to which a Participant is entitled has been distributed to a Participant or his or her beneficiary in accordance with the terms of the Plan. A Participant shall be fully vested in his or her Distribution Accounts at all times (except to the extent that a Distribution Account consists of Equity Compensation that has not yet vested in accordance with the terms of the underlying equity-based award).
5.2 Returns on Distribution Accounts
.  A Participant’s Distribution Accounts shall be credited with returns in accordance with the Deemed Investment Options elected by the Participant from time to time.  Participants may allocate their Retirement Distribution Account and/or each of their In-Service Distribution Accounts among the Deemed Investment Options available under the Plan only in whole percentages of not less than one (1) percent.  The rate of return, positive or negative, credited under each Deemed Investment Option is based upon the actual investment performance of the corresponding investment portfolios of the Company’s qualified defined contribution plan, or such other investment fund(s) as the Compensation Committee may designate from time to time, and shall equal the total return of such investment fund net of asset based charges, including, without limitation, money management fees, fund expenses and mortality and expense risk insurance contract charges.  The Compensation Committee reserves the right, on a prospective basis, to add or delete Deemed Investment Options.
5.3 Deemed Investment Options
.  Except as otherwise provided pursuant to Section 5.2, the Deemed Investment Options available under the Plan shall consist of options which correspond to certain investment portfolios of the Company’s qualified defined contribution plan, or such other investment fund(s) as the Compensation Committee may designate from time to time.

Notwithstanding that the rates of return credited to Participants’ Distribution Accounts under the Deemed Investment Options are based upon the actual performance of the corresponding portfolios of the Company’s qualified defined contribution plan, or such other investment fund(s) as the Compensation Committee may designate, the Company shall not be obligated to invest any Deferred Compensation by Participants under this Plan, or any other amounts, in such portfolios or in any other investment funds.

5.4 Changes in Deemed Investment Options
.  A Participant may change the Deemed Investment Options to which the Participant’s Distribution Accounts are deemed to be allocated with whatever frequency is determined by the Plan Administrator, which shall not be less than four times per Plan Year.  Each such change may include (a) reallocation of the Participant’s existing Accounts in whole percentages of not less than one (1) percent, and/or (b) change in investment allocation of amounts to be credited to the Participant’s Distribution Accounts in the future, as the Participant may elect.  Notwithstanding the provisions herein, with respect to an “executive officer” as defined in the rules promulgated under Section 16 of the Securities and Exchange Act of 1934, any change that reallocates an existing Account to or from the deemed Company Stock Fund or that increases or reduces the allocation to the deemed Company Stock Fund shall not become effective until the first business day of the next calendar quarter, or such other date as is determined by the Compensation Committee in its sole discretion
5.5 Valuation of Accounts
.  The value of a Participant’s Distribution Accounts as of any date shall equal the amounts theretofore credited to such Accounts, including any earnings (positive or negative) deemed to be earned on such Accounts in accordance with Section 5.2 through the day preceding such date, less the amounts theretofore deducted from such Accounts.
5.6 Statement of Accounts
.  The Plan Administrator shall provide to each Participant, not less frequently than quarterly, a statement in such form as the Plan Administrator deems desirable setting forth the balance standing to the credit of each Participant in each of his Distribution Accounts.
5.7 Distributions from Accounts
.  Any distribution made to or on behalf of a Participant from one or more of his Distribution Accounts in an amount which is less than the entire balance of any such Account shall be made pro rata from each of the Deemed Investment Options to which such Account is then allocated.
5.8 Deemed Company Stock Fund
.  Notwithstanding any other provision of the Plan to the contrary, for purposes of a Participant who is an “executive officer” as defined in the rules promulgated under Section 16 of the Securities and Exchange Act of 1934 and who directs any portion of his Distribution Accounts to be credited with returns in accordance with the Deemed Investment Option consisting of the Company Stock Fund, (a) Deferred Compensation, Matching Deferred Compensation and Nonelective Deferred Compensation shall be credited to that portion of the Participant’s Distribution Accounts which are credited with returns in accordance with the Deemed Investment Option consisting of the Company Stock Fund as of the first business day of the calendar quarter, or on such other date as is determined by the Compensation Committee in its sole discretion, on or following the date that Deferred Compensation, Matching Deferred Compensation or Nonelective Deferred Compensation would have otherwise been paid to the Participant or credited to the Participant’s Account and (b) for the period commencing on the date Deferred Compensation, Matching Deferred Compensation or Nonelective Deferred Compensation would have otherwise been paid to the Participant or credited to the Participant’s Account until such date as the Deferred Compensation, Matching Deferred Compensation or Nonelective Deferred Compensation is actually credited to that portion of the Participant’s Distribution Accounts which are credited with returns in accordance with the Deemed Investment Option consisting of the Company Stock Fund, such amounts shall be deemed to earn a rate of return equal to the monthly applicable federal rate as of the first of the month.  No Participant may direct any portion of his or her Distribution Accounts into the Company Stock Fund following

August 1, 2023, other than dividend reinvestments credited to such Distribution Accounts in respect of amounts already directed into the Company Stock Fund as of such date (or in respect of dividend reinvestments credited on such amounts following such date).

5.9 Equity Compensation
.  Notwithstanding anything in this Article 5 to the contrary, no Participant may select any Deemed Investment Option with respect to any portion of his or her Distribution Accounts that consists of Equity Compensation unless and until a Change in Control (as defined in the Equity Plan) occurs.  Prior to a Change in Control, all Equity Compensation deferred pursuant to this Plan will remain denominated in Shares (as defined in the Equity Plan) in accordance with the award(s) underlying such Equity Compensation.  Following a Change in Control, a Participant may select one or more Deemed Investment Options with respect to deferred Equity Compensation to the same extent as the Participant’s remaining Distribution Accounts in accordance with this Article 5 such that, as of the effective date of such election, the value of such Equity Compensation will be converted based on the then-current Fair Market Value (as defined in the Equity Plan) of the Shares then underlying such Equity Compensation, and will thereafter cease to be denominated in Shares and will instead track the value of such Deemed Investment Option, as in effect from time to time.  Notwithstanding anything in Section 5.4 or elsewhere in this Plan, the Company must permit each Participant to select one or more Deemed Investment Options with respect to Equity Compensation with effect as of the consummation of a Change in Control.
ARTICLE 6
DISTRIBUTIONS
6.1 Retirement Distribution Option
.  Subject to Section 7.1, distribution of the Participant’s Retirement Distribution Account shall commence no later than the later of (a) the 60th day after the Participant’s Retirement and (b) the year following the Participant’s attainment of age 65 or other elected age less than age 65, as elected by the Participant in the Election Agreement pursuant to which such Retirement Distribution Account was established.
6.2 In-Service Distribution Option
.  Subject to Section 7.2, the Participant’s In-Service Distribution Account for any Plan Year shall be distributed commencing no later than February 28 of the Plan Year elected by the Participant in the Election Agreement pursuant to which such In-Service Distribution Account was established.  Notwithstanding the foregoing, a Participant shall not be entitled to allocate any deferrals to an In-Service Distribution Account for the two Plan Years preceding the Plan Year which includes the date on which such Account is to be distributed and such additional deferrals shall instead be allocated to the Retirement Distribution Account.
6.3 Distribution Limitations
.  Notwithstanding any provision of the Plan to the contrary, compensation deferred under the Plan shall not be distributed earlier than
(a)separation from service as defined in Treas. Reg. § 1.409A-1(h);
(b)the date the Participant becomes disabled within the meaning of Treas. Reg. § 1.409A-3(i)(4);
(c)death of the Participant;

(d)a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such compensation;
(e)a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. § 1.409A-3(i)(5); or
(f)the occurrence of an unforeseeable emergency within the meaning of Treas. Reg. § 1.409A-3(i)(3).

In the case of any key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of an Employer, distributions in connection with a separation from service of the Participant may not be made before the date which is six months after the date of separation from service (or, if earlier, the date of death of the Participant), provided that any payments to which such key employee would otherwise have been entitled during the first six months following the date of separation shall be accumulated and paid on the first day of the seventh month following the date of separation from service.

ARTICLE 7
BENEFITS TO PARTICIPANTS
7.1 Benefits Under the Retirement Distribution Option
.  Benefits under the Retirement Distribution Option shall be paid to a Participant as follows:
(a)Benefits Upon Retirement.  In the case of a Participant whose service with the Company terminates on account of Retirement and whose total Distribution Account balance exceeds $10,000, the Participant’s Retirement Distribution Account shall be distributed in one of the following methods, as elected by the Participant in writing with respect to the Plan Year in the Election Agreement:  (i) in a lump sum; (ii) in annual installments over five years; (iii) in annual installments over ten years; or (iv) in annual installments over 15 years.  An initial annual installment payment shall be equal to (i) the value of such Retirement Distribution Account to be so distributed as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant.  The remaining annual installments shall be paid not later than February 28 of each succeeding Plan Year in an amount equal to (i) the value of such Retirement Distribution Account as of the last business day of the immediately preceding Plan Year divided by (ii) the number of installments remaining.
(b)Benefits Upon Termination of Employment.  In the case of a Participant whose service with the Company terminates prior to the earliest date on which the Participant is eligible for Retirement, other than on account of death, or whose total Distribution Account balance does not exceed $10,000, the Participant’s Retirement Distribution Account shall be distributed in a lump sum 60 days following the date of separation from service or as soon thereafter as practicable, subject to the requirements of Section 6.3.
7.2 Benefits Under the In-Service Distribution Option
.  Benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

(a)In-Service Distributions.  In the case of a Participant who continues in service with the Company, the Participant’s In-Service Distribution Account for any Plan Year shall be paid as irrevocably elected by the Participant in the Election Agreement pursuant to which such In-Service Distribution Account was established in one lump sum or in annual installments payable over 2, 3, 4, or 5 years.  Any lump-sum benefit payable in accordance with this paragraph shall be in an amount equal to the value of such In-Service Distribution Account as of the last business day of the Plan Year preceding the date of payment.  The initial annual installment payment shall be equal to (i) the value of such In-Service Distribution Account as of the last business day of the Plan Year preceding the date of payment, divided by (ii) the number of annual installment payments elected by the Participant in the Election Agreement pursuant to which such In-Service Distribution Account was established.  The remaining annual installments shall be paid not later than February 28 of each succeeding year in an amount equal to (i) the value of such In-Service Distribution Account as of the last business day of the immediately preceding Plan Year divided by (ii) the number of installments remaining.
(b)Benefits Upon Termination of Employment.  In the case of a Participant whose Service with the Company terminates prior to the date on which the Participant’s In-Service Distribution Account would otherwise be distributed, other than on account of death, such In-Service Distribution Account shall be distributed as irrevocably elected by the Participant in the Election Agreement pursuant to which such In-Service Distribution Account was established.  In the case of a Participant whose total Distribution Account balance does not exceed $10,000, the Participant’s In-Service Distribution Accounts shall be distributed in a lump sum 60 days following the date of separation from service or as soon thereafter as practicable, subject to the requirements of Section 6.3.
ARTICLE 8
SURVIVOR BENEFITS
8.1 Death of Participant Prior to the Commencement of Benefits
.  In the event of a Participant’s death prior to the commencement of benefits in accordance with Article 7, benefits shall be paid to the Participant’s Beneficiary, as determined under Section 11.4, pursuant to Section 8.2 or 8.3, whichever is applicable, in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant.
8.2 Survivor Benefits Under the Retirement Distribution Option
.  In the case of a Participant with respect to whom the Plan Administrator has established a Retirement Distribution Account, and who dies prior to the commencement of benefits under such Retirement Distribution Account pursuant to Section 7.1, distribution of such Retirement Distribution Account shall be made (a) in a lump sum as soon as practicable following the Participant’s death, or (b) in the manner and at such time as such Retirement Distribution Account would otherwise have been distributed in accordance with Section 7.1 had the Participant lived, as elected by the Participant in the Election Agreement pursuant to which such Retirement Distribution Account was established or as may have been changed by the Participant in accordance with this Plan.  The amount of any lump-sum benefit payable in accordance with this Section shall equal the value of such Retirement Distribution Account as of the last business day of the calendar month immediately preceding the date on which such benefit is paid.  The amount of any annual installment benefit payable in accordance with this Section shall equal (a) the value of such Retirement Distribution Account as of the last business day of the calendar month immediately preceding the date on which such installment is paid, divided by (b) the number of annual installments remaining to be paid pursuant to the election of the Participant in the Election Agreement pursuant to which such Retirement Distribution Account was established or as may have been changed by the Participant.

8.3 Survivor Benefits Under the In-Service Distribution Option
.  In the case of a Participant with respect to whom the Plan Administrator has established one or more In-Service Distribution Accounts, and who dies prior to the date on which such In-Service Distribution Accounts are to be paid pursuant to Section 7.2, distribution of such In-Service Distribution Accounts shall be made (a) in a lump sum as soon as practicable following the Participant’s death, or (b) at such time and in such form as such In-Service Distribution Accounts would otherwise have been distributed in accordance with Section 7.2 had the Participant lived, as irrevocably elected by the Participant in the Election Agreement pursuant to which such In-Service Distribution Accounts were established.  The amount of any lump-sum benefit payable in accordance with this  Section shall equal the value of such In-Service Distribution Accounts as of the last business day of the calendar month immediately preceding the date on which such benefit is paid.
8.4 Death of Participant After Benefits Have Commenced
.  In the event a Participant dies after annual installment benefits payable under Section 7.1 or 7.2 have commenced, but before the entire balance of the applicable Distribution Account has been paid, any remaining installments shall continue to be paid to the Participant’s Beneficiary, as determined under Section 11.4, at such times and in such amounts as they would have been paid to the Participant had the Participant survived.
ARTICLE 9
EMERGENCY BENEFIT

In the event that the Plan Administrator, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable emergency, the Company shall pay to the Participant from the Participant’s Distribution Account(s), as soon as practicable following such determination, an amount not exceeding the amount reasonably necessary to meet the emergency (which may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated that result from the distribution), after deduction of any and all taxes as may be required pursuant to Section 11.5 (the “Emergency Benefit”).  For purposes of this Plan, an unforeseeable emergency is a severe financial hardship of the Participant arising from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  Cash needs arising from foreseeable events such as the education expenses for children shall not be considered to be the result of an unforeseeable financial emergency.  Emergency Benefits shall be paid first from the Participant’s In-Service Distribution Accounts, if any, in the order in which such Accounts would otherwise be distributed to the Participant.  If the distribution exhausts the

In-Service Distribution Accounts, the Retirement Distribution Account may be accessed.  With respect to that portion of any Distribution Account which is distributed to a Participant as an Emergency Benefit, in accordance with this Article, no further benefit shall be payable to the Participant under this Plan.  Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for the remainder of such Plan Year.  It is intended that the Plan Administrator’s determination as to whether a Participant has suffered an “unforeseeable emergency” shall be made consistent with the requirements under Section 409A of the Code.

ARTICLE 10
ADMINISTRATION
10.1 Plan Administrator
. The Company shall have the sole responsibility for the administration of the Plan and is designated as Plan Administrator.
10.2 Appointment of Administrative Committee
. The Company may delegate its duties as Plan Administrator to an Administrative Committee.  The members of the Administrative Committee shall be selected by the Board.
10.3 Powers of Plan Administrator
. The Plan Administrator shall have the full and exclusive power, discretion and authority to administer the Plan. The determinations and decisions of the Plan Administrator are final and binding on all persons. The Plan Administrator’s powers shall include but shall not be limited to, the power to:
(a)Maintain records pertaining to the Plan.
(b)Interpret the terms and provisions of the Plan, and to construe ambiguities and correct omissions.
(c)Establish procedures by which Participants may apply for benefits under the Plan and appeal a denial of benefits.
(d)Determine the rights under the Plan of any Participant applying for or receiving benefits.
(e)Administer the claims procedure provided in this Article.
(f)Perform all acts necessary to meet the reporting and disclosure obligations imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
(g)Delegate specific responsibilities for the operation and administration of the Plan to such employees or agents as it deems advisable and necessary.

In the exercise of its powers, the Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any accountant or consultant and upon opinions given by any legal counsel in each case duly selected by the Plan Administrator.

10.4 Limitation of Liability
. Neither the Plan Administrator nor the Company, any other Employer, or any of their respective officers and directors (including but not limited to the members of the Board) shall be liable for any act or omission relating to their duties under the Plan, unless such act or omission is attributable to their own willful misconduct or lack of good faith.
10.5 Claims Procedures
.
(a)All claims under the Plan shall be directed to the attention of the Plan Administrator. Any Participant or beneficiary whose application for benefits or other claim under the Plan has been denied, in whole or in part, shall be given written notice of the denial by the Plan Administrator within sixty (60) days after the receipt of the claim. The notice shall explain that the Participant or beneficiary may request a review of the denial and the procedure for requesting review. The notice shall describe any additional information necessary to perfect the Participant’s or beneficiary’s claim and explain why such information is necessary. If a Participant or beneficiary does not receive a written response to a claim within sixty (60) days after receipt of the claim by the Plan Administrator, the claim will be deemed to be denied.
(b)A Participant or beneficiary may make a written request to the Plan Administrator for a review of any denial of claims under this Plan. The request for review must be in writing and must be made within sixty (60) days after the mailing date of the notice of denial or the deemed denial. The request shall refer to the provisions of the Plan on which it is based and shall set forth the facts relied upon as justifying a reversal or modification of the determination being appealed.
(c)A Participant or beneficiary who requests a review of denial of claims in accordance with this claims procedure may examine pertinent documents and submit pertinent issues and comments in writing. A Participant or beneficiary may have a duly authorized representative act on his or her behalf in exercising his or her right to request a review and any other rights granted by this claims procedure. The Plan Administrator shall provide a review of the decision denying the claim within sixty (60) days after receiving the written request for review. If a Participant or beneficiary does not receive a written response to a request for a review within the foregoing time limit, such request will be deemed to be denied. A decision by the Plan Administrator for review shall be final and binding on all persons.
ARTICLE 11
MISCELLANEOUS
11.1 Unfunded Plan
.
(a)The Plan shall be an unfunded plan maintained by the Company and the other Employers for the purpose of providing benefits for a select group of management or highly compensated employees. Neither the Company nor any other Employer shall be required to set aside, earmark or entrust any fund or money with which to pay their obligations under this Plan or to invest in any particular investment vehicle and may change investments of Company assets at any time.

(b)The Company may at any time and from time to time establish and fund a Trust to hold property that may be used to pay benefits under the Plan; provided that the Company is obligated to establish and fully fund a Trust no later than immediately prior to a Change in Control with cash and/or property having a fair value as of such date that is no less than the aggregate amount accrued under this Plan as of such date under all Participants’ Distribution Accounts. The Trust shall be a domestic trust maintained in the United States. The Trust shall be intended to be a grantor trust, within the meaning of Section 671 of the Code, of which the Company is the grantor, and the Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the assets of the Trust will remain the property of the Company and will be subject to the claims of creditors in the event of bankruptcy or insolvency, as provided in the Trust Agreement. No Participant or person claiming through a Participant will have any priority claim on the assets of the Trust or any security interest or other right superior to the rights of a general creditor of the Company or the other Employers as provided in the Trust Agreement.
(c)Subject to the following provisions of this Section 11.1(c), all benefits under this Plan shall be paid by the Participant’s Employer(s) from its general assets and/or the assets of the Trust, which assets shall, at all times, remain subject to the claims of creditors as provided in the Trust Agreement. No Employer, other than the Company as provided below, shall have any obligation to pay benefits hereunder in respect of any Participants who are not Employees or former Employees of such Employer. The obligation of each Employer hereunder in respect of any Participant shall be limited to the amounts payable to such Participant from the Distribution Account established for such Participant in respect of employment with that Employer, except that if an Employer shall fail to make or cause to be made any benefit payment hereunder when due, the Company shall promptly make such benefit payment from its general assets and/or the assets of the Trust.
(d)Neither Participants, their beneficiaries nor their legal representatives shall have any right, other than the right of an unsecured general creditor, against the Company or any other Employer in respect of any portion of a Participant’s Account and shall have no right, title or interest, legal or equitable, in or to any asset of the Company or any other Employer or the Trust.
11.2 Spendthrift Provision
. The Plan shall not in any manner be liable for or subject to the debts or liabilities of any Participant or beneficiary. No benefit or interest under the Plan is subject to assignment, alienation, pledge or encumbrance, whether voluntary or involuntary, and any purported or attempted assignment, alienation, pledge or encumbrance of benefits shall be void and will not be recognized by the Company or any other Employer.
11.3 Employment Rights
. The existence of the Plan shall not grant a Participant any legal or equitable right to continue as an Employee nor affect the right of the Company or any other Employer to discharge a Participant.
11.4 Designation of Beneficiary
.  Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death.  Such designation may be changed or canceled at any time without the consent of any such Beneficiary.  Any such designation, change or cancellation must be made in a form approved by the Plan Administrator and shall not be effective until received by the Plan Administrator, or its designee.  If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant’ s estate.  If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

11.5 Withholding of Taxes
. To the extent required by applicable law, the Company or another Employer will withhold from a Participant’s compensation and/or Deferred Compensation and any payment hereunder all taxes required to be withheld for federal, state or local government purposes.
11.6 Amendment or Termination
. Subject to the provisions of Section 11.13, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time without prior notice by action of its Board; provided, however, that no such action may, without each affected Participant’s express written consent, deprive the Participant of his rights to receive a benefit pursuant to the Plan or be adverse to the Participant in any way with respect to compensation deferred prior to such action (including, for the avoidance of doubt, with respect to the Participant’s limited redeferral opportunity pursuant to Section 4.5); and provided further that no such action may be undertaken to terminate the Plan with respect to new deferrals without the affirmative written consent of at least two thirds of all Participants then holding Distribution Accounts under the Plan at any time during the period commencing 90 days prior to the entry into a definitive agreement contemplating a Change in Control through the tenth anniversary of the consummation of such Change in Control (or if sooner, through the date on which such transaction is abandoned by the parties thereto).
11.7 No Fiduciary Relationship Created
. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be deemed to create a fiduciary relationship between the Company or any other Employer or the Plan Administrator and any Participant, beneficiary or any other person.
11.8 Release
. Any payment to any Participant or beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Company, the other Employers and any of their respective officers, directors, shareholders, employees or agents.
11.9 No Warranty or Representation
. Neither the Company nor any other Employer makes any warranty or representation regarding the effect of deferrals made or benefits paid under this Plan for any purpose.
11.10 Construction
. Words used in the masculine shall apply to the feminine where applicable; and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.
11.11 Governing Law
. To the extent that Maryland law is not preempted by ERISA, the provisions of the Plan shall be governed by the laws of the State of Maryland.
11.12 Counterparts
. This Plan may be signed in any one or more counterparts each of which together shall constitute one instrument.

11.13 American Jobs Creation Act of 2004
.  The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto.  Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by the Company to reflect or otherwise facilitate compliance with such provisions.  Notwithstanding any provision of the Plan to the contrary, no otherwise permissible election or distribution shall be made or given effect under the Plan that would result in taxation of any amount under Section 409A of the Code.